                                                                   Exhibit 10.17

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE
  SECURITIES AND EXCHANGE COMMISSION, PURSUANT TO A REQUEST FOR CONFIDENTIAL
      TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                          APAC TELESERVICES AGREEMENT
                          ---------------------------


     AGREEMENT, dated as of October 1, 1996 between APAC TeleServices Inc., an Illinois corporation ("APAC"), and Florists' Transworld Delivery, Inc. ("FTD") a Michigan Corporation.

                                    RECITALS
                                    --------

     APAC is in the business of providing various telemarketing services on behalf of FTD. FTD desires to engage APAC to perform certain telemarketing services on its behalf, and APAC desires to accept such engagement, upon the terms and conditions set forth.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

     1.   Definitions.  The followings terms shall have the indicated meaning
          ------------
when used in the Agreement.

          "Inbound" shall mean the receipt by APAC telephone sales representatives of telephone call initiated by third parties for the purpose of marketing FTD throughout contract products to those third parties.

     2.   Services.
          ---------
          During the Term hereof, APAC shall perform the Inbound services described on Attachment A ("Services"). From time to time hereafter, APAC and FTD may mutually agree upon additional services to be performed by APAC or modifications to the specifications set forth on Attachment A. Any such additional services or modified specifications shall be in writing, and thereafter all references in this Agreement to Services shall be deemed to include such additional services or modified specifications. APAC agrees to perform the Services in compliance with all applicable federal, state and local laws relating to telemarketing, and APAC shall have no obligation to perform any Services to the extent that such performance would violate any applicable law.

     3.   Rates, Invoices, and Payments.
          ------
          FTD shall pay APAC for the Services at rates set forth in Attachment B of this agreement. In addition, FTD shall pay or reimburse APAC for all applicable taxes, fees, levies, imports, duties, withholding or other charges imposed by any governmental authority (including any interest and penalty payment thereon) arising from services provided pursuant to this Agreement (exclusive of taxes relating to APAC's net income). APAC shall invoice FTD monthly for performance of the Services. FTD shall pay entire amount of such invoices (excluding only "Disputed Amounts" as defined below) within thirty (30) days from the date of invoice. All amounts due to APAC and not paid within thirty (30) days of the date of invoice shall bear interest on the thirtieth
(30th) day until paid in full, both before and after judgment, at the rate of (1.0%) of the outstanding balance per month. Interest shall not accrue on amounts that are subject to bonafide dispute raised by FTD in writing twenty (20) days of the date of invoice and with respect to which FTD is making reasonable, diligent, and good faith efforts to resolve unless such dispute is resolved in favor of APAC. In addition, if any amount owed by FTD to APAC becomes more than thirty (30) days past due, APAC may, among its other rights, may suspend or/and terminate APAC's obligations under this Agreement subject to the notification requirements defined in Section 9. All payments shall be made in lawful money of the United States. Payment shall be considered credited to the account of FTD when received by APAC.

     4.   Term.
          -----
     The "Term" of this Agreement shall be comprised from October 1, 1996 through September 30, 1999. This Agreement shall automatically be renewed for successive one (1) year renewal terms at the expiration of the then current term unless either party gives the other ninety (90) days prior notice of the termination of the Agreement at the expiration of the then current term.

     5.   Early Termination.
          ------------------

     Either party may terminate this Agreement before the end of the Term for any reason by giving not less than 180 days prior written notice thereof to the other party. Both parties agree to ensure a smooth transition should either party terminate this agreement and work toward the earliest possible termination date (not to exceed 180 days) that can be agreed upon by both parties. Should APAC terminate this Agreement, FTD will have the option of reducing scheduled call volume up to 50% during the termination notice period unless either party has defaulted in an obligation and/or performance (see section 9 and Attachment
A) or payments (see section 3). Should FTD terminate this Agreement for other than cause FTD shall maintain at least 50% of the scheduled volume for the first 60 days. Both APAC and FTD further commit to not terminate this agreement, interrupt contracted levels of service on the part of APAC or withhold call volume on the part of FTD between the months of December and May. This provision is in place to protect FTD against interrupted service during their peak months and to protect APAC from losing compensation for expenses associated with accommodating FTD seasonal demand.

     6.   Confidentiality: Retention of Rights.
          -------------------------------------

          (a) In connection with the Services, FTD may provide APAC with a quantity of leads, including names and telephone numbers of its FTD and customers ("Leads"). FTD shall retain all rights in and to any Leads provided by FTD to APAC, as well as in and to any information relating to Leads developed by APAC in the course of its performance of the Services. In addition, FTD, in its sole discretion, may disclose to APAC information (e.g., marketing programs, strategies and sales) which is proprietary to FTD. FTD shall retain all rights in and to such proprietary information. APAC agrees to maintain all of the foregoing information in confidence and to refrain from disclosing such information to third parties without FTD prior written consent, unless (i) APAC is legally required to do so, (ii) such information is already known by APAC or is legally obtained by APAC from other sources or (iii) such information is or becomes part of the public domain through no fault of APAC. APAC agrees not to use this information other than in connection with its performance of this agreement or services requested by FTD.

          (b) APAC, in its sole discretion, may disclose to FTD information (e.g., solicitation and surveying methods and techniques, manner of analyzing data, training materials, troubleshooting techniques, processes, programs and formulas) which is proprietary to APAC. APAC shall retain all rights in and to such information, and FTD agrees to maintain all such information in confidence and to refrain from disclosing such information to third parties without APAC's prior written consent, unless (i) FTD is legally required to do so, (ii) such information is already known by FTD or is legally obtained from other sources or
(iii) such information is or becomes part of the public domain through no fault of FTD or if such information is independently created by FTD.

          (c) The parties acknowledge and agree that compliance with the understandings and agreements set forth in this Section 6 is necessary to protect the business, good will and proprietary information of APAC and FTD, and that a breach of such understandings and agreements will cause irreparable and continual damage for which money damages may not be adequate. Consequently, APAC and FTD agree, each with the other, that in the event either of them breaches or threatens to breach any of the understandings or agreements set forth herein, the other shall be entitle to both:

          (i) a temporary, preliminary or permanent injunction, or other equitable relief, in order to prevent such harm or its continuation; and

          (ii) subject to Section 11, money damages in so far as they can be determined.

     7.   Non-Solicitation.
          ----------------

     During the Term of this Agreement and for a period of two years thereafter, neither FTD nor APAC will solicit or hire, or cause any third party to solicit or hire, any employee of the other for purposes of employment or, in the case of FTD, the performance or development of services similar to the Services, except pursuant to general advertisement.

     8.   Representations and Warranties.
          ------------------------------

          Each Party represents and warrants to each other as follows:

          (a) The execution, delivery and performance of this Agreement by such party and the performance by such party of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate or otherwise, on its part, and this Agreement constitutes the valid, legal and binding obligation of such party enforceable against it in accordance with its terms;

          (b) Neither the execution, delivery nor performance of the Agreement will, with or without the giving of notice, the passage of time or both, result in a violation or breach of any contract, agreement, instrument, understanding, order, judgment, decree, rule, regulation, law or any other restriction to which FTD such party is a party or pursuant to which such party or its assets are subject or otherwise bound; and

          (c) No consent, approval or other action by, or notice to or filing with, any other person is required or necessary in connection with the execution, delivery and performance of this Agreement by such party.

     9.   Events of Default.
          -----------------

          In the event of a beach by either party ("Defaulting Party") under any material term, covenant, condition, representation or warranty contained herein, the other party ("Non-Defaulting Party") may deliver written notice hereof to the Defaulting Party. The Defaulting Party shall thereafter have a period of thirty (30) days (except in the case of a breach section 3 and subject to section 11 in which case such period of time shall be (3) three days) during which to cure such breach. If breach is not cured within such thirty (30) day or three (3) day period, the Non-Defaulting Party shall thereafter have the right to terminate this Agreement by giving five (5) days written notice; provided, however, that early termination shall be in addition to and not exclusive of any other remedy that may be available to the Non-Defaulting Party, at law or in equity, with respect to such breach, subject, however, in all events to the limitations contained in section 11.

     10.  Indemnification.
          ---------------

     Subject to section 11, each party hereto (the "Indemnitor") agrees to indemnify, hold harmless and defend the other party hereto (the "Indemnitee") and the Indemnitee's officers, directors and employees from and against any and all fines, penalties, losses, liabilities, claims, actions, proceeding (whether legal or administrative), damages, injuries, demands, costs, expenses, reasonable attorney's fees and other liabilities threatened, asserted or filed by a third party against the Indemnitee or the Indemnitee's officers, directors and employees, but only to the extent that such third party claims arises out of: (i) any consumer or other warranty of the Indemnitor; or (ii) any claim (including without limitation any product liability claim) and any infringement (trade name, trademark, service mark, patent, copyright or other type claim) with respect to any product, merchandise, literature, goods and/or other property of information of the Indemnitor. If any claim for Indemnification arises under this section 10, the Indemnitee shall promptly notify the Indemnitor and the Indemnitor shall be entitled to actively participate in the defense, compromise, settlement, resolution or other disposition of any such claim or proceeding by counsel of the Indemnitor's own choosing and at Indemnitor's own expense. The Indemnitor may settle such claim or proceeding only with the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. Indemnitee cannot settle such claims or proceeding without prior written consent of the indemnitor.

     11.  Limitation of Liability.
          -----------------------

          Not withstanding anything to the contrary contained herein, APAC shall not have any liability to Client or to an Indemnified Party for any of the following:

          (a) Any Loss resulting from any failure or delay in performance if such failure or delay is caused in whole or in part by an act of God, civil disturbance, court order, labor dispute, fire, system failure or other cause beyond its reasonable control including, without limitation, failures or fluctuations in electrical power, heat, light, telecommunication lines or telephones; or

          (b) Special, indirect, incidental or consequential damages, including, without limitation, damages for lost revenues or lost opportunities, even if such damages were foreseeable or resulted from a breach of this Agreement or any Project Scope; or

          (c) Any Loss arising as a result of incorrect, inaccurate or incomplete information furnished to APAC by or on behalf of Client or in connection with any "script" or other written or oral presentations furnished by Client to APAC or approved by Client for use by APAC; or

          (d) Damages for breach of this Agreement in excess of the amounts paid by Client for the Services rendered; or

          (e) Damages for injuries to persons or property in excess of the insurance coverages required to be maintained by APAC under the terms of this Agreement.

Client hereby acknowledges that occasional short-term interruptions of service may occur from time to time by virtue of matters beyond the control of APAC, including, without limitation, problems with telecommunication lines or telephones, and that such short-term interruptions of service shall in no event be a cause for any liability or claim against APAC, nor shall any such occasion render APAC in breach of this Agreement or of any Project Scope. APAC will work diligently with any service provider to ensure an expeditious recovery to not interrupt its servicing of FTD per this Agreement.

     12.  Arbitration.
          -----------

     In the event of any dispute between APAC and FTD under this Agreement or in any way related to it, the complaining party agrees to give written notice of the condition giving rise to the dispute to the other party at least thirty (30) days prior to instituting any proceedings based on that condition. With such 30-day period, the parties shall try to resolve their dispute. If at the end of such 30-day period, plus such additional time to which the parties may (but shall not be obligated to) mutually agree, the parties have not resolved their dispute, the parties agree to refer the matter to the American Arbitration Association in Chicago, Illinois, or another mutually acceptable location, for resolution through the arbitration process pursuant to such rules of that Association as are applicable to such matters. The decision of the arbitrator or arbitrators in the matter shall be final and binding upon the parties to the arbitration.

     13.  References.
          ----------

     FTD hereby gives APAC its permission to list FTD as a Client of APAC, and to APAC giving FTD's name as a reference to other prospective Clients. However, the use of FTD's name cannot appear in trade publications, magazine, newspapers or any other marketing campaign undertaken by APAC, without prior written approval from FTD.

     14.  No Joint Venture.
          ----------------

     The relationship of APAC and FTD hereunder shall in no way be construed to create a joint venture or partnership, it being agreed and understood that the relationship between APAC and FTD is an independent contractor relationship.

     15.  General Provisions.
          ------------------

          (a) This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior oral and written agreements between the parties relative to the subject matter hereof and merges all prior and contemporaneous discussions between them. Neither party shall be bound by any condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement unless hereafter set forth in a written instrument executed by such party. The parties to this Agreement may, by mutual written consent executed by them, amend, modify or supplement this Agreement.

          (b) The terms, covenants, representations and warranties of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of either party at any time to require performance of any provision hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by either party of any breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term, covenant, representation or warranty or this Agreement.

          (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their receptive successors and assigns.

          (d) In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Further, in the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable by virtue of is scope or period of time, but may be made enforceable by a limitation thereof, such provision shall be deemed to be amended to the minimum extent necessary to render it valid, legal and enforceable.

          (e) In the event either party is successful in any dispute with the other party, the successful party shall be entitled to recover, and the arbitrator or court shall award, its reasonable attorneys' fees and arbitration or court costs.

          (f) This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

     16.  Wrongful Payments and Right to Audit:
          ------------------------------------

     Each party hereby represents, warrants and agrees that such party has not made or given, and will not hereafter make or give directly or indirectly, any bribes, kickbacks or other payments regardless of form, whether in money, property or service, to any officer, director, member, employee or agent of the other party for the purpose of obtaining favorable treatment in securing business, or an inducement for the award of this Agreement; or to otherwise obtain special concessions from the other party, provided, however, that each party may provide unsolicited ordinary social amenities to any officer, director, member, employee or agent of the other party for the purpose of entertainment in connection with the business relationship between the other party. Each party agrees that the other party shall be authorized to examine, inspect, audit and reproduce at all reasonable times through a qualified person which is not an employee of such party (subject to the execution of a confidentiality agreement by such qualified person), the other party's books, records, documents or other evidence reasonably necessary to determine whether any such bribes, kickbacks or other payments have been made or given, and such authorization shall continue during the term of this Agreement and for a period of two (2) years after termination hereof. Each party further agrees that in the event any such bribes, kickbacks or other payments have been made or given, the other party shall have the right (a) to terminate this Agreement and (b) to recover from each party, the amount of such bribes, kickbacks or other payments, including the value of any property or services, and the cost and expense, including attorneys fees , of such recovery, The expense of such audits as are conducted under this provision shall be borne solely by the party conducting such audit.

     17.  1-800-Send-FTD Telephone Number:
          -------------------------------

     APAC acknowledges that the "l-800-SEND-FTD" telephone number (referred hereafter without quotations) shall be provided directly to FTD under a contact between FTD and U.S. Sprint, and nothing in this Agreement is intended to convey any ownership of other rights in or to the 1-800-SEND FTD telephone number or any other 800-Toll-Free number obtained and utilized by FTD. APAC specifically disclaims any ownership interest or other right in or to the 1-800-SEND-FTD telephone number or any other 800-Toll-Free number obtained and utilized by FTD.

     18.  Dedicated Resources.
          -------------------

     To assure that APAC has sufficient dedicated resources available during the seasonal peaks of FTD business, APAC agrees that:

     . APAC will not utilize the same call center facility(s) for accounts competing with FTD;
     . APAC will not utilize the same account management team for accounts competing with FTD; and
     . APAC will not utilize technology considered to be proprietary to the FTD account for accounts competing with FTD.

     19.  Non-Compete.
          -----------

     FTD has the right to terminate this agreement in the event that APAC contracts services with one of FTD's direct competitors. FTD direct competitors will be defined as a Floral order gathering service which provides the same type of service as FTD (i.e. 800-FLOWERS, TeleFloral). Should APAC contract with an FTD direct competitor, APAC will notify FTD in writing within 30 days of the agreement.

IN WITNESS WHEREOF, APAC and FTD have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

APAC
APAC TELESERVICES, INC.


By:  /s/
  ----------------------------------------
  James M. Nikrant
  Senior Vice President of Operations


By:  /s/
  ----------------------------------------
  Marc S. Simon
  Chief Financial Officer


Date:  9-26-97
       -----------------------------------


Address:  425 Second Street SE
          Suite 1200
          Cedar Rapids, IA 52401


FTD:

By:  /s/
   ---------------------------------------


Title:  Director Floral Services
      ------------------------------------


Date:  9-30-97
       -----------------------------------

                                  ATTACHMENT A
                  RESPONSIBILITIES AND DESCRIPTION OF SERVICES

GENERAL OVERVIEW:

FTD will be responsible for creating consumer demand for FTD products and services. Consumers will access FTD through the 1-800-SEND-FTD telephone number or other FTD tollfree 1-800 numbers provided, established and marketed by FTD. Calls placed through the 1-800-SEND-FTD number will be routed through U.S. Sprint to APAC. FTD will provide APAC with program database files that APAC will edit, load and utilize to service FTD. APAC is responsible for servicing the inbound calls for FTD and then transmitting the resulting order and call details, electronically to FTD. APAC is responsible for maintaining FTD customer database for the purposes of cross referencing to secure customer information when a telephone number has been keyed. APAC will calculate state tax using the most current version of Vertax software based on the recipient's address. APAC will refer customer service related calls to the FTD Customer Service center located in Downers Grove, Illinois either by giving the customer the 800 telephone number, or by routing the call to Customer Service utilizing a method to be determined.

PROVISION OF SERVICES:

APAC shall provide the service to FTD as set forth in this Agreement. APAC will provide all facilities, equipment, personnel and auxiliary services necessary to promptly and efficiently provide the services and to meet or exceed the performance standards described below,

Telemarketing Agent
-------------------

Customer Shared coverage will be utilized during the non-busy season or until volume warrants the implementation of a dedicated staff. When a dedicated staff is implemented APAC will gate FTD calls to a core dedicated primary group and will overflow calls to a number of secondary or shared groups. APAC will make every effort to ensure FTD calls are answered with the most experienced FTD trained operators.

The following performance standards shall be reviewed quarterly by the parties to determine the appropriate standards for the next quarter taking into consideration seasonal variations in call volume.

Capture Rate
------------

Capture rate shall mean the number of FTD inbound calls answered by APAC divided by the total number of available FTD inbound calls offered to APAC. The capture rate shall never fall below [****] per month during the contract term provided the actual calls are within 10% of the forecast.

**** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

Service Level
-------------

Service level shall mean the number of inbound calls answered by an agent within [****] divided by the number of inbound calls answered by APAC. The service levels shall never fall below [****] per month during the contract term.

Conversion Rate
---------------

Conversion rate shall mean the number of total inbound calls answered divided by the number of orders captured.

Conversion rates vary by month. The conversion rate shall never fall below the normal achievable conversion rate specified for that month or fall below the FTD in-house conversion rate by more than 5%. If the APAC conversion rate falls below the FTD conversion rate by more than 5% for two consecutive months, upon written notice from FTD, APAC agrees to conduct training classes or re-hire operators at their own expense. The specified conversion rates are:

     .  Dec [****]
     .  Jan [****]
     .  Feb [****]
     .  Mar [****]
     .  Apr [****]
     .  May [****]
     .  Jun [****]
     .  Jul [****]
     .  Aug [****]
     .  Sep [****]
     .  Oct [****]
     .  Nov [****]


Order Talk Time
---------------

Order talk time shall mean the lapsed PBX billed time in minutes to capture an order. Average order talk time shall never exceed [****] minutes with a goal being [****] minutes per each month.

Non-Order Talk Time
-------------------

Non-order talk time shall mean the lapsed PBX billed time to capture a non-order. Average non-order talk time shall never exceed [****] minutes for each month.

Average Call Time
-----------------

Average call time shall mean non-order talk time plus order talk time divided by total number of inbound calls.

**** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

The Average call time during any single month shall never exceed [****] minutes per call. The only exception could be in the event that the conversion rate is greater than [****] and causes order calls to be a greater part of the mix of total calls.

**** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                                  ATTACHMENT B
                                PRICING SCHEDULE
                                    FOR FTD


TRAINING
   A one time training allowance will be paid in one installment in September 1997 All other training costs are included in the coverage rate.

                                                                 [****]
ADDITIONAL PROGRAMMING
   If needed, and only with prior written approval from FTD.     [****]/Hour
CLERICAL (as required)                                           [****]/Hour
CUSTOMER SERVICE LETTERS                                         [****]/Letter
COVERAGE
   During the 14 days prior to Christmas, Valentine's Day and    [****]/Minute -
   Mother's Day, not including the holiday itself (Peak)         w/out telecom
   During all other days (Non-Peak)                              [****]/Minute -
                                                                 w/out telecom
VOLUME DISCOUNT
   [****] Discount in Coverage Rate after
   [****] minutes during balance of contract year

   [****] Discount in Coverage Rate after
   [****] minutes during balance of contract year

COST OF LIVING ADJUSTMENT (COLA)

     All fees set forth above may be adjusted annually as follows:

     a. Fees may be increased on October 1, 1998, by the lesser of (i) [****] or (ii) the percentage change between October 1, 1996, and October 1, 1998, in the Employment Cost Index; Wages & Salaries: Executive, Managerial & Administrative - Administrative Support, including
         Clerical: Private Industrv Workers (Base 1989 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor ("Index").

**** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                                  ATTACHMENT C
                                APAC OBLIGATIONS


Hard Copy Reports
-----------------

APAC will submit to FTD a sample of all available FTD reports offered.

APAC agrees to furnish FTD with the following report types:

Report:        Summary of all call activity
Frequency:     Fax daily

Report:        Summary of calls offered to calls answered (capture rate)
Frequency:     Fax daily

Report:        Summary of all non-order reason codes
Frequency:     Fax daily

Report:        Summary of average speed of answer
Frequency:     Fax daily

On-line Reports
---------------

Report:        Summary of all call activity
Frequency:     Half hour intervals

Other on-line reports to be determined.

Data Integrity
--------------

APAC shall respond in writing to every customer service inquiry within five (5) days from submittal. APAC agrees to conduct a "show back" if necessary and respond in writing as to the outcome when necessary.

Should FTD incur any costs associated with implementing the FTD Guarantee for customer satisfaction as a result of incorrect or incomplete data from APAC or an APAC employee, APAC agrees to absorb at least [****] of total cost over historical [****] average of incorrect or incompletes as restitution provided that FTD can prove thorough documentation that costs were related to APAC data integrity lapses. Those costs will be deducted form the current invoice. All documentation will be submitted to APAC in a timely manner. Possible integrity lapses could include:

     1) Failed transmissions which are a cause of APAC system integrity lapses and result in late floral deliveries

     2) Incorrect or incomplete data as it relates to item number ordered, item price, delivery data recipient name, recipient address or discount/offer.

**** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

     3) Incorrectly applied data files provided by FTD in which APAC is at fault.

In the case of a Presidential Customer Service Concern, APAC agrees to respond within the same day that the Presidential Customer Service Concern was brought to APAC's attention.

Right to Audit
--------------

APAC shall maintain its records which related to APAC's services hereunder in accordance with APAC's general principles and practices. APAC shall retain such records for a period of three (3) years from the date of expiration or termination of this Agreement. Such records shall be available for inspection by FTD or its designated auditors during ordinary business hours, at FTD expense.

System Controls
---------------

APAC shall also maintain adequate and operational and application controls with respect to its electronic data processing and interchange systems. Controls shall be in accordance with generally accepted data processing standards.
APAC's front end computer system and program shall be available for inspection by FTD or its designated auditors during ordinary business hours at FTD expense.

Back Up
-------

APAC shall support back-up in the following fashion: In the event that the dedicated communication line is not in service, APAC will support the electronic transmission of order and call information via computer-to-computer dial up. APAC will support a weekly testing procedure for dial back-up.

Non-Standard Handling
---------------------

APAC acknowledges that FTD calls are time sensitive in that many of the calls request same day delivery. A "Non-Standard" handling mode will exist when one or more of the following are identified:

 .    APAC primary or back-up on-line entry system will not allow the complete entry of an order as outlined in GENERAL OVERVIEW.

 .    APAC loses the ability to answer a call or identify it as an FTD call.

 .    APAC loses its ability to transmit the remote pick-up files either through the primary or back-up facilities defined under Back-up in this attachment. Immediately upon identification that a non-standard handling situation exists, APAC will follow an agreed upon handling procedure based on what the specific problem is, the time of day, and the expedited time of problem resolution.

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

Remote Monitoring
-----------------

APAC agrees to perform remote "shadow" monitoring sessions with FTD at least [****] per month minimum. APAC also agrees to allow FTD to perform independent remote "shadow" monitoring through a dial in method to be determined.

Remote Access
-------------

APAC agrees to allow FTD the capability to dial in to APAC's production and test systems to review screens, scripting, and the database.

Transmission Schedule
---------------------

APAC shall be responsible for the electronic transmission of FTD orders and non-orders to FTD computer. Once a CSR is finished with a call, the resulting record will be made available to be transferred to a "remote pick-up file" with APAC's system. Based on a daily schedule, APAC will create a remote pick-up file every [****] to [****]. The transmission schedule will be modified throughout the year by mutual agreement to allow for FTD peak volume periods. The current schedule is as follows:

     Monday through Friday    5:00am - 3:45pm CST
     Saturday                 5:00am - 2:45pm CST

FTD will log on to APAC's computer system via dedicated data line as a remote access user. APAC shall not be responsible in the event that delay or failure is the result of the in operability of any equipment or lines located on FTD property or the property of any other entity acting on behalf of FTD or any other causes beyond APAC's responsible control.

Sales Tax
---------

APAC shall calculate all applicable sales tax including Canadian General Sales Tax using the most current version of Vertax.

Canadian Order Conversion
-------------------------

APAC will provide on-line conversion of U.S. dollar prices into Canadian dollar prices for orders purchased from Canada or delivered in Canada. The conversion will be for operator screen reference only. Order transmission is in all cases U.S. dollars. FTD will supply APAC with the Canadian exchange factor.

Programming
-----------

APAC will provide programming when requested by FTD. All programming must be approved in writing, in advance by FTD before FTD will become responsible for such programming charges. Regular, typical modifications that require normal programming support, given proper documentation, in general will be completed within 10 days of the request. Enhancements and or additional special features will completed by a mutually agreed upon date. APAC will make best efforts to meet FTDs deadlines in order to assure FTDs leadership in the floral industry.

**** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

APAC will invoice FTD for all programming upon completion. In the event of work inprogress APAC will hold programming charges until the next billing cycle (end of month) unless agreed upon in writing from both parties.

Performance of Customer Service
-------------------------------

APAC will provide as agreed level of customer service as an enhancement to current services outlined. Additional specifications, overviews and obligations will become an addendum to this agreement.

Address Standardization
-----------------------

APAC will be responsible for providing address standardization and zip code verification on the customer and recipient address.

Long Distance Service
---------------------

FTD shall be the customer of record with U.S. Sprint and other carriers for all usage associated with FTD toll free number(s), including advanced feature charges, and shall pay U.S. Sprint directly for all such usage charges, as well as all costs associate with communication lines dedicated or otherwise to FTD.

Payment
-------

FTD shall make all payments in full (invoices will not be shorted without prior written documentation submission to APAC) required of it under this Agreement in a prompt and timely manner in accordance with section 3 of this Agreement.

Training Materials
------------------

FTD shall provide APAC with basic information as it relates to FTD, FTD products and marketing, as well as FTD's call handling expectations for training performed by APAC personnel. APAC agrees to update position material periodically to ensure APAC telemarketing agents are prepared to capture order during standard and non-standard call handling mode as referenced in Attachment C.

All training efforts are the responsibilities of APAC. APAC agrees to give their telemarketing agents the training necessary to ensure all performance standards are met or exceeded.

Date Lines
----------

FTD shall be responsible for paying all applicable monthly access and usage charges for use of the dedicated data lines installed between APAC and FTD.

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